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               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                         Date of Report
                        February 6, 2001


            ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
     (Exact name of registrant as specified in its charter)


                            Florida
         (State or other jurisdiction of incorporation)


      000-30392                                   N/A
(Commission File No.)                        (IRS Employer ID)



                   250 Shields Court, Unit #3
                Markham, Ontario, Canada L3R 9W7
     (Address of principal executive offices and Zip Code)



                         (905) 947-9923
      (Registrant's telephone number, including area code)








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ITEM 4.   CHANGE OF REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) At its board meeting on February 5, 2001, the Board of Directors of the Registrant engaged Goldstein and Morris, Certified Public Accountants, 36 West 44th Street, New York, New
York 10036 as its independent auditor for its fiscal year ending
December 31, 2000. Goldstein and Morris accepted such appointment on January 29, 2001.

     (b) On February 5, 2001, the accounting firm of Daren, Martenfeld, Carr, Testa and Company LLP ("MCTC") was dismissed by the Registrant's Board of Directors as the Company's independent auditors as a result of Company's decision to retain a U.S. accounting firm to act as its auditors and discontinue further auditing services by the Canadian accounting firm MCTC. There were no disagreements on matters of accounting principles and practices, financial disclosure, and reportable events between the Company and MCTC.

     (c) Prior to the foregoing and during the Registrant's two most recent fiscal years and all subsequent interim periods preceding such dismissal, the reports on the financial statements prepared by MCTC have contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     (d) The Company has requested MCTC to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Registrant in response to this Item 4 and, if not, stating the respects in which it does not agree. The Registrant delivered a copy of this Form 8-K report to MCTC on February 5, 2001, via facsimile. MCTC replied and its letter agreeing with the statements contained herein is attached hereto as Exhibit 16.1.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

16.1 Letter from Daren, Martenfeld, Carr, Testa and Company LLP.


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                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.



                         BY:  /s/ Bengt Odner
                              Bengt Odner, Presidnet

DATED: February 8, 2001